Exhibit 99.1

January 22, 2018

Liberty Media Announces Launch of Process to Refinance Formula 1 First Lien Term Loan

Liberty Media Corporation (“Liberty”) (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA, FWONK) announced today that it intends to launch a process to refinance the $3,302 million first lien term loan of certain subsidiaries of Delta Topco Limited, the Liberty subsidiary which holds all of its interests in Formula 1, the iconic global motorsports business.  Concurrent with the refinancing, the relevant subsidiaries of Delta Topco Limited intend to repay up to $400 million of the first lien term loan using a combination of excess cash on the balance sheet and loans under the first lien revolving credit facility, subject to obtaining necessary consents and funding of the relevant loans. As of December 31, 2017, the first lien revolving credit facility was undrawn. The contemplated transaction will be net leverage neutral and the refinanced term loan will remain non-recourse to Liberty. Delta Topco Limited and its subsidiaries, together with the debt described herein, are attributed to the Formula One Group tracking stock.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed refinancing of certain subsidiary debt of Delta Topco, the repayment of up to $400 million of the term loan under the first lien facilities agreement and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions, the obtaining of consents and the funding of loans under the revolving credit facilities. These forward looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to Liberty’s business which may affect the statements made in this press release.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include Liberty Media Corporation’s interest in SiriusXM. The businesses and assets attributed to the Braves Group (Nasdaq: BATRA, BATRK) include Liberty Media Corporation’s subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Formula One Group (Nasdaq: FWONA, FWONK) consist of all of Liberty Media Corporation’s businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1, its interest in Live Nation Entertainment, and minority equity investments in Time Warner Inc. and Viacom.

About Formula 1

Formula 1® racing began in 1950 and is the world’s most prestigious motor racing competition, as well as the world’s most popular annual sporting series. In 2017 it was watched by over 350 million unique television viewers from 185 territories. The 2018 FIA Formula One World ChampionshipTM runs from March to November and spans 21 races in 21 countries across four continents. Formula One World Championship Limited is part of Formula 1, and holds the exclusive commercial rights to the FIA Formula One World ChampionshipTM.

Formula 1 is a subsidiary of Liberty Media Corporation (NASDAQ: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA, FWONK) attributed to the Formula One Group tracking stock.

For more information on Formula 1® visit www.formula1.com.

Liberty Media Corporation

Courtnee Chun, 720-875-5420